Exhibit 99.1

SHENZHEN TONGDOW INTERNET TECHNOLOGY CO., LTD.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Shenzhen Tongdow Internet Technology Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Shenzhen Tongdow Internet Technology Co., Ltd (the Target Company) as of June 30,2022, December 31, 2021 and December 31, 2020 and the related statements of income and other comprehensive (loss)income, changes in shareholders’ equity and cash flows for the period/year ended June 30,2022, December 31, 2021 and December 31, 2020, including related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Target Company as of June 30,2022, December 31, 2021 and December 31, 2020, and the related statement of income and other comprehensive (loss)income, changes in shareholders’ equity and cash flows for the period/year ended June 30,2022, December 31, 2021 and December 31, 2020, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Substantial doubt about the Target Company’s ability to continue as a going concern

The accompanying financial statements have been prepared assuming that the Target Company will continue as a going concern. As of June 30,2022, the Target Company’s current liabilities exceeded its current assets by US$43,519,882. As of June 30,2022, its shareholder’s deficit was US$1,427,323. During the six months ended June 30,2022, the Target Company incurred a net loss of US$2,418,499. These factors raise substantial doubt about the Target’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

The Target Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Target Company’s financial statements based on our audits. We are a public accounting firm registered with Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Target Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Target Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Target Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP.

Public Accountants and Chartered Accountant

Singapore

October 19, 2022

We have served as the Target Company’s auditor since 2022

SHENZHEN TONGDOW INTERNET TECHNOLOGY CO., LTD.

BALANCE SHEETS

As of June 30, 2022 and December 31, 2021 and December 31, 2020

(Expressed in U.S. dollars, except for the number of shares)

	June 30,	December 31,	December 31,
	2022	2021	2020
	$	$	$
ASSETS
Current Assets
Cash and cash equivalents	4,829	2,097	2,080
Other current assets	3,149,051	1,363,926	1,419,858
Total current assets	3,153,880	1,366,023	1,421,938

Non-Current Assets
Intangible assets, net	42,092,559	46,661,543	-
Total non-current assets	42,092,559	46,661,543	-

Total Assets	45,246,439	48,027,566	1,421,938

LIABILITIES AND EQUITY
Current Liabilities
Due to related parties	-	47,056,859	-
Other current liabilities	46,673,762	13,792	2,324
Total current liabilities	46,673,762	47,070,651	2,324

Total liabilities	46,673,762	47,070,651	2,324

Commitments and Contingencies (Note 16)

(Deficit)Equity
Additional paid-in capital	1,634,120	1,634,120	1,634,120
Statutory surplus reserve
Accumulated deficit	(3,021,183)	(602,684)	(110,828)
Accumulated other comprehensive loss	(40,260)	(74,521)	(103,678)
Total (Deficit) Equity	(1,427,323)	956,915	1,419,614

Total Liabilities and (Deficit)Equity	45,246,439	48,027,566	1,421,938

The accompanying notes are an integral part of the financial statements.

SHENZHEN TONGDOW INTERNET TECHNOLOGY CO., LTD.

STATEMENTS OF INCOME AND OTHER

COMPREHENSIVE (LOSS)INCOME

(Expressed in U.S. dollars, except for the number of shares)

	For the Six Months Ended June 30,	For the year ended December 31,
	2022	2021	2020
	$	$	$
Revenues
- consulting service– third parties	22,321	-	-
Total Revenue	22,321	-	-

Cost of revenue
- consulting service – third parties	(23)	-	-
Total cost of revenue	(23)

Gross profit	22,298	-	-

Operating expenses
Selling, general, and administrative expenses	(2,441,954)	(491,856)	(15,807)
Total operating expenses	(2,441,954)	(4,91,856)	(15,807)

Other income, net
Other income, net	1,157	-	-
Total other income, net	1,157	-	-

Net loss before income taxes	(2,418,499)	(491,856)	(15,807)
Income tax expense	-	-	-

Net loss	(2,418,499)	(491,856)	(15,807)

Comprehensive Loss
Net loss	(2,418,499)	(491,856)	(15,807)
Foreign currency translation adjustments	34,261	29,157	91,163
Comprehensive (loss)Income	(2,384,238)	$(462,699)	75,356

The accompanying notes are an integral part of the financial statements.

SHENZHEN TONGDOW INTERNET TECHNOLOGY CO., LTD.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

(Expressed in U.S. dollars, except for the number of shares)

	Common Stock	Accumulated	Accumulated other comprehensive	Total (Deficit)
	Amount	Deficit	loss	Equity
	$	$	$	$
Balance as of December 31, 2021	1,634,120	(602,684)	(74,521)	956,915
Net loss	-	(2,418,499)	-	(2,418,499)
Foreign currency translation adjustments	-	-	34,261	34,261
Balance as of June 30, 2022	1,634,120	(3,021,183)	(40,260)	(1,427,323)

Balance as of December 31, 2020	1,634,120	(110,828)	(103,678)	1,419,614
Net loss	-	(491,856)	-	(491,856)
Foreign currency translation adjustments	-	-	29,157	29,157
Balance as of December 31, 2021	1,634,120	(602,684)	(74,521)	956,915

The accompanying notes are an integral part of the financial statements

SHENZHEN TONGDOW INTERNET TECHNOLOGY CO., LTD.

STATEMENT OF CASH FLOWS

(Expressed in U.S. dollar)

	For the Six Months Ended June 30,	For the year ended December 31,
	2022	2021	2020
	$	$	$
Cash Flows from Operating Activities:
Net loss	(2,418,499)	(491,856)	(15,807)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of intangible assets	2,313,565	387,561
Changes in operating assets and liabilities:
Other current assets	(1,918,494)	89,818	16,415
Other current liabilities	48,300,818	11,279	1,060

Due to related parties	(46,274,453)	46,510,466
Net cash provided by operating activities	2,937	46,507,268	1,668
Effect of exchange rate changes on cash and cash equivalents	(205)	51	39
Net increase in cash and cash equivalents	2,732	17	1,707
Cash at beginning of period	2,097	2,080	373
Cash at end of period	4,829	2,097	2,080

The accompanying notes are an integral part of the financial statements.

SHENZHEN TONGDOW INTERNET TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS DESCRIPTION

At present, the Company mainly provides consulting services for customers. Consulting services include providing the latest metal quotation, historical market data, matching supply and demand, and publishing information services; Regularly provide their own industry analysis report services; Provide real-time expert consulting services in the disk. As of June 30, 2022, the Company has not established any subsidiary company.

2.	GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The financial statements have been prepared on a going concern basis, which assumes the Company will continue its operations in the foreseeable future and that the Company will be able to realize its assets and discharge its liabilities in the normal course of operations. As of June 30,2022, the Target Company’s current liabilities exceeded its current assets by US$43,519,882. As of June 30,2022, its shareholder’s deficit was US$1,427,323. During the six months ended June 30,2022, the Target Company incurred a net loss of US$2,418,499. The continuation of the Company as a going concern through the next twelve months is dependent upon the continued financial support from its shareholders.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The interim financial information as of June 30, 2022, December 31,2021 and 2020 and for the six months ended June 30, 2022 and for the year ended December 31,2021 and 2020 have been prepared, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with U.S. GAAP, have been omitted pursuant to those rules and regulations.

In the opinion of management, all adjustments (which include normal recurring adjustments) are necessary to present a fair statement of the Company’s financial position as of June 30, 2022, December 31, 2021 and 2020 and its results of operations for the six months ended June 30, 2022 and for the year ended December 31,2021 and 2020, and its cash flows for the six months ended June 30, 2022 and for the year ended December 31,2021 and 2020, as applicable, have been made. The interim results of operations are not necessarily indicative of the operating results for the fiscal year or any future periods.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Significant accounting estimates reflected in the financial statements include: (i) useful lives and residual value of long-lived assets; (ii) the impairment of long-lived assets and investments; (iii) the valuation allowance of deferred tax assets; (iv) estimates of allowance for doubtful accounts, including loans receivable from third parties and related parties, (v) valuation of Inventory, and (vi) contingencies and litigation.

Foreign currency

The Company’s financial information is presented in U.S. dollars (“USD”). The functional currency of the Company is the Chinese Yuan Renminbi (“RMB”), the currency of PRC. Any transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of operations as foreign currency transaction gain or loss. The financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, Foreign Currency Matters. The financial information is first prepared in RMB and then translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

4.	OTHER CURRENT ASSETS

	June 30, 2022	December 31, 2021	December 31, 2020

Other receivable	$3,149,051	$1,363,926	$1,419,858

As of June 30, 2022, December 31, 2021 and December 31, 2020, the Company believes that all other receivables can be fully recovered, so no allowance has been recorded.

5.	INTANGIBLE ASSETS

	June 30, 2022	December 31, 2021	December 31, 2020
Software copyright	$44,700,0623	$47,053,657	-
Total	44,700,063	47,053,657	-

Less: accumulative amortization	(2,607,504)	(392,114)	-
Intangible assets, net	$42,092,559	$46,661,543	-

The intangible assets of the Company are software copyrights purchased. Intangible assets with estimable service life are usually amortized by the straight-line method according to their estimated residual value within the estimated service life of 10 years.

During the six months ended June 30, 2022, the Company amortized $2,607,504. During the 12 months ended December 31, 2021, the Company amortized $392,114. There is no impairment loss on intangible assets in the half year ended June 30, 2022.As the intangible assets are purchased in 2021, there is no amortization amount in 2020.

The estimated amortization expense for these intangible assets in the next five years and thereafter is as follows:

Period ending June 30, 2022:	Amount
2022	$2,607,504
2023	5,215,008
2024	5,215,008
2025	5,215,008
2026	5,215,008
Thereafter	13,410,015
Total:	$42,092,559

6.	OTHER CURRENT LIABILITIES

	June 30, 2022	December 31, 2021	December 31, 2020
Others payables	46,673,762	13,792	2,324
Total	$46,673,762	$13,792	$2,324

As of June 30, 2022, other payables are basically the unpaid price of intangible assets purchased by the Company.

7.	INCOME TAXES

The Enterprise Income Tax Law of the People’s Republic of China (“PRC tax law”), which was effective on January 1, 2008, stipulates those domestic enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. Under the PRC tax law, companies are required to make quarterly estimate payments based on 25% tax rate; companies that received preferential tax rates are also required to use a 25% tax rate for their installment tax payments. The overpayment, however, will not be refunded and can only be used to offset future tax liabilities.

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. The Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. The Company is subject to income taxes in the PRC. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. There were no uncertain tax positions as of June 30, 2022 and December 31, 2021 and the Company does not believe that its unrecognized tax benefits will change over the next 12 months.

8.	RELATED PARTY TRANSACTIONS AND BALANCES

1)	Nature of relationships with related parties

Name	Relationship with the Company
Shenzhen Tongdao Big Data Cloud Service Co., Ltd	It is the direct wholly-owned controlling shareholder of the Company from November 11, 2014 to August 27, 2021
Tongdao E-commerce Group Co., Ltd	Chairman of the board of directors Ge Ouyang was the Legal representative of Tongdow Internet from May 21,2021 to February 17,2022.
Tongdao Resources Holding Co., Ltd	Director Ge Ouyang was the Legal representative of Tongdow Internet from May 21,2021 to February 17,2022.
Beijing Tongdao E-commerce Co., Ltd	Legal representative Ge Ouyang was the Legal representative of Tongdow Internet from May 21,2021 to February 17,2022.
Yunfeihu Internet of Things Co., Ltd	Legal representative Ge Ouyang was the Legal representative of Tongdow Internet from May 21,2021 to February 17,2022.

2)	Balances with related parties

-	Due to related parties

As of June 30, 2022, December 31, 2021 and December 31, 2020, the balance with related parties is as follows:

	June 30, 2022	December 31, 2021	December 31, 2020

Shenzhen Tongdao Big Data Cloud Service Co., Ltd	$-	$202	$-
Tongdao E-commerce Group Co., Ltd	-	42,348,291	-
Tongdao Resources Holding Co., Ltd	-	2,033	-
Beijing Tongdao E-commerce Co., Ltd	-	968	-
Yunfeihu Internet of Things Co., Ltd	-	4,705,366	-
Total due from related parties	$-	$47,056,859	$-

9.	Risks and uncertainties

(1)	Credit risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash and cash equivalents and trade receivables with its customers. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of June 30, 2022, approximately $4,829 was primarily deposited in financial institutions located in Mainland China, which were uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in China, which management believes are of high credit quality. The Company considers the credit standing of customers when making sales to manage the credit risk. Considering the nature of the business at current, the Company believes that the credit risk is not material to its operations.

The Company’s operations are carried out in Mainland China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation, and the extraction of mining resources, among other factors.

(2)	Liquidity risk

The Company is also exposed to liquidity risk which is the risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

(3)	Foreign currency risk

The Company’s financial information is presented in USD. The functional currency of the Company is RMB, the currency of the PRC. Any transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of operations as foreign currency transaction gain or loss. The financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period- end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in shareholder’s equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets. The value of RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. Where there is a significant change in the value of RMB, the gains and losses resulting from the translation of financial statements of a foreign subsidiary will be significantly affected.

(4)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operation may be influenced by the political, economic and legal environment in the PRC and the general state of the PRC economy. In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19, we have taken temporary precautionary measures intended to help minimize the risk of the virus to our employees, our customers, and the communities in which we participate, which could negatively impact our business. To this end, we are evaluating alternative working arrangements, including requiring all employees to work remotely, and we have suspended all non-essential travel for our employees and limiting in-person work-related meetings.

In addition, with the extended Chinese business shutdowns that resulted from the outbreak of COVID-19, we may experience delays or the inability to service our customers on a timely basis in our commodities trading business. The disruptions to our supply chain and business operations, or to our suppliers’ or customers’ supply chains and business operations, could include disruptions from the interruptions in the supply of commodities, personnel absences or delivery and storage of commodities, any of which could have adverse ripple effects on our commodities trading business. If we need to close any of our facilities or a critical number of our employees become too ill to work, our ability to provide our products and services to our customers could be materially adversely affected in a rapid manner. Similarly, if our customers experience adverse business consequences due to COVID-19, or any other pandemic, demand for our products and services could also be materially adversely affected in a rapid manner. Global health concerns, such as COVID-19, could also result in social, economic, and labor instability in the localities in which we or our suppliers and customers operate within China.

While the potential economic impact brought by and the duration of COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock. While it is too early to tell whether COVID-19 will have a material effect on our business over time, we continue to monitor the situation as it unfolds. The extent to which COVID-19 affects our results will depend on many factors and future developments, including new information about COVID-19 and any new government regulations which may emerge to contain the virus, among others.

(5)	Risks related to industry

The Company sells precious products to customers through our industrial relationship. Sales contracts are entered into with each individual customer. The Company is the principal under the precious metal direct sales model as the Company controls the products with the ability to direct the use of, and obtain substantially all the remaining benefits from the precious metal products before they are sold to its customers. The Company has a single performance obligation to sell metal products to the buyers. Revenue for precious metal trading under direct sales model is recognized at a point in time when the single performance obligation is satisfied when the products are delivered to the customer. We are under the risk of economic environment in general and specific to the precious metal industry and to China as well as changes to the existing governmental regulations.

Commodity trading in China is subject to seasonal fluctuations, which may cause our revenues to fluctuate from quarter to quarter. We generally experience less user traffic and purchase orders during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. Consequently, the first quarter of each calendar year generally contributes the smallest portion of our annual revenues. Furthermore, as we are substantially dependent on sales of precious metals, our quarterly revenues and results of operations are likely to be affected by price fluctuation under macroeconomic circumstances these years.

As our revenues have grown rapidly in recent years, these factors are difficult to discern based on our historical results, which, therefore, should not be relied on to predict our future performance. Our financial condition and results of operations for future periods may continue to fluctuate. As a result, the trading price of our stock may fluctuate from time to time due to seasonality.